UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   July 7, 2005

Majesco Entertainment Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-70663	06-1529524
(Commission File Number)	(IRS Employer Identification No.)
160 Raritan Center Parkway, Edison, New Jersey	08837
(Address of Principal Executive Offices)	(Zip Code)

(732) 225-8910

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant's Business and Operations

Item 1.01 — Entry into a Material Definitive Agreement

(i)    On July 7, 2005 (the "Effective Date"), Majesco Entertainment Company (the "Company") entered into an employment agreement with John Gross to act as the Company's Executive Vice President and Chief Financial Officer. A description of the terms of the agreement is contained in Item 5.02 to this Current Report on Form 8-K and is incorporated herein by reference.

(ii)    On July 8, 2005, Carl Yankowski resigned as the Chairman and Chief Executive Officer and a director of the Company. In connection with his resignation, on July 11, 2005, Mr. Yankowski and the Company entered into a severance agreement providing for a lump sum payment of Mr. Yankowski's annual salary and the termination of all of his stock options.

Item 1.02 — Termination of a Material Definitive Agreement

On July 8, 2005, Carl Yankowski resigned as the Chairman and Chief Executive Officer and a director of the Company. In connection with Mr. Yankowski's resignation, Mr. Yankowski's employment agreement with the Company, dated August 24, 2004, terminated effective July 8, 2005. A description of the terms and conditions of Mr. Yankowski's employment agreement that are material to the Company is set forth in the Company's Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K, as filed with the Securities and Exchange Commission on February 28, 2005, which description is incorporated herein by reference. Other than as contemplated by Mr. Yankowski's severance agreement, the terms of which are described in Item 1.01 of this Current Report, the Company does not expect to incur any material early termination penalties in connection with the termination of Mr. Yankowski's employment agreement.

Section 5 — Corporate Governance and Management

Item 5.02 — Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)    On July 8, 2005, Carl Yankowski resigned as the Chairman and Chief Executive Officer and a director of the Company.

(c)    On July 12, 2005, the Company issued a press release announcing the appointment of John Gross as the Company's Executive Vice President and Chief Financial Officer effective as of the Effective Date. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

From December 2000 through June 2005, Mr. Gross served as Vice President, Corporate Development, for FactSet Research Systems Inc. Prior to that, he served as Chief Financial Officer of Rare Medium and FactSet and held senior financial positions at PepsiCo, Reader's Digest and Cadbury Schweppes.

The Company entered into an employment agreement with Mr. Gross that provides for an annual base salary of $250,000. He is also eligible to receive a discretionary bonus of up to 50% of his base salary earned from the Effective Date through the close of the Company's fiscal year, if so determined by the Company, in accordance with the terms of the agreement, but which shall not be less than $62,500. For each year thereafter, he shall be eligible to receive a discretionary bonus of up to 50% of his base salary, if so determined by the Company, in accordance with the terms of the agreement, but which for 2006 shall not be less than $62,500. In addition, Mr. Gross was granted, pursuant to the Company's 2004 Employee, Director and Consultant Stock Plan, options to purchase a total of 100,000 shares of the Company's common stock, at an exercise price equal to the closing price of the Company's common stock on the date of grant, which options vest and become exercisable as to 1/36th of such grant amount each month commencing as of the grant date, subject to Mr. Gross's continuous service with the Company. If the Company terminates Mr. Gross's employment without cause (as defined in the agreement) or the agreement is terminated by Mr. Gross for good reason (as defined in the agreement), he will receive severance benefits from the Company including, among other benefits and severance payments, continued payment of his then base salary for a period of 12 months, a lump sum payment in the amount of his annual target bonus, and for any such termination occurring within 90 days after an annual bonus period, a percentage of the annual bonus, provided an annual bonus would have otherwise been awarded. Mr. Gross shall also be entitled to receive a 280G "Gross-Up" payment to the extent any payment to him is characterized as a "parachute payment" within the meaning of the Internal Revenue Code of 1986. The agreement contains customary confidentiality, non-competition, non-solicitation, and indemnification terms and is terminable at-will by either party.

In connection with Mr. Gross's appointment, on July 8, 2005, Jan E. Chason, the Company's former Chief Financial Officer, assumed the role of Chief Accounting Officer.

Item 9.01    Financial Statements and Exhibits

(c)    Exhibits

EXHIBIT NUMBER	EXHIBIT TITLE OR DESCRIPTION
99.1	Press Release dated July 12, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Majesco Entertainment Company (Registrant)
Date: July 12, 2005	By:	/s/ Jesse Sutton Jesse Sutton President